EX99-906CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of VanEck ETF Trust (comprising of Africa Index ETF, Agribusiness ETF, Brazil Small-Cap ETF, China Semiconductor ETF, ChiNext Innovators ETF, CMCI Commodity Strategy ETF, Cooper and Electrification Metals ETF, Digital India ETF, Gold Miners ETF, India Growth Leaders ETF, Indonesia Index ETF, Israel ETF, Junior Gold Miners ETF, Low Carbon Energy ETF, VanEck MSCI EAFE Analyst Sentiment ETF, Natural Resources ETF, Oil Refiners ETF, Oil Services ETF, Rare Earth and Strategic Metals ETF, Steel ETF, Uranium and Nuclear ETF, Vietnam ETF, Russia ETF, Russia Small-Cap ETF, AA-BB CLO ETF, BDC Income ETF, China Bond ETF, CLO ETF, International High Yield Bond ETF, J.P. Morgan EM Local Currency Bond ETF, Mortgage REIT Income ETF, Office and Commercial REIT ETF, Preferred Securities ex Financials ETF) do hereby certify, to such officer’s knowledge, that:

The semi-annual report on Form N-CSR of VanEck ETF Trust for the period ending June 30, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of VanEck ETF Trust.

Dated: September 4, 2026	/s/ Jan F. van Eck
Jan F. van Eck
Principal Executive Officer
VanEck ETF Trust

Dated: September 4, 2026	/s/ John J. Crimmins
John J. Crimmins
Principal Financial Officer
VanEck ETF Trust

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.